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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  April 20, 2001

                             REPUBLIC BANCORP INC.
            (Exact name of registrant as specified in its charter)


        Michigan                        0-15734                 38-2604669
(State or other jurisdiction      (Commission File No.)       (IRS Employer
     of incorporation)                                      Identification No.)


                1070 East Main Street, Owosso, Michigan  48867
             (Address of principal executive offices)  (Zip Code)

      Registrant's telephone number, including area code:  (517) 725-7337



         (Former name or former address, if changed since last report)
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Item 5.   Other Events.

     On April 16, 2001, Republic Bancorp Inc. (Republic") announced that it had executed a definitive agreement with NetBank, Inc., of Alpharetta, Georgia and its subsidiary, Net Interim, Inc., of Alpharetta, Georgia, which provides for the sale by Republic of its subsidiary, Market Street Mortgage Corporation ("Market Street Mortgage") of Clearwater, Florida to NetBank for $20 million in cash and NetBank stock.

     Consummation of this transaction is subject to certain conditions, including approval of the Office of Thrift Supervision and the Board of Governors of the Federal Reserve System. Republic expects the transaction to close by end of the second quarter 2001.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits:


        Exhibit No.                      Description
        -----------

          99.1 Acquisition Agreement By NetBank, Inc. and Net Interim, Inc. to Acquire Market Street Mortgage Corporation from Republic Bank, Republic Bancorp, Inc. and Certain Shareholders dated April 15, 2001.*

          99.2              Press Release dated April 16, 2001.*

-------------
* Filed herewith.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     REPUBLIC BANCORP INC.


Date: April 20, 2001                 By /s/Thomas F. Menacher
                                        ---------------------
                                           Thomas F. Menacher,
                                           Executive Vice President, Treasurer
                                           and Chief Financial Officer

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                                 EXHIBIT INDEX


  Exhibit No.                                Description
  -----------                                -----------
     99.1 Acquisition Agreement By NetBank, Inc. and Net Interim, Inc. to Acquire Market Street Mortgage Corporation from Republic Bank, Republic Bancorp, Inc. and Certain Shareholders dated April 15, 2001.

     99.2                          Press Release dated April 16, 2001.


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